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                                                                    EXHIBIT 32.2

     CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO
                 SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


The undersigned, Allen G. Sugerman, Chief Financial Officer and Treasurer of The MIIX Group, Incorporated (the "Company"), has executed this certification in connection with the filing with the Securities and Exchange Commission of the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2004
(the "Report").

The undersigned hereby certifies that to the best of his knowledge:

          (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

          (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

IN WITNESS WHEREOF, the undersigned has executed this certification as of the 15th day of November, 2004.


                                /s/ Allen G. Sugerman
                                --------------------------------------------
                                Chief Financial Officer and Treasurer
                                November 15, 2004

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